Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Sunrise Communications AG

(Exact name of Registrant as specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common shares, par value CHF 0.10 per share	Other (1)	50,000 (2)	—	$2,056,000 (3)	$153.10 per $1,000,000	$314.77

Equity	Class B shares, par value CHF 0.01 per share	Other (3)	100,000 (4)	—	$4,112,000 (3)	$153.10 per $1,000,000	$629.55

Total Offering Amounts					$6,168,000		$944.32

Total Fee Offsets							$0

Net Fee Due							$944.32

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). Given that the Class A common shares (Namenaktien), par value CHF 0.10 per share (“Class A common share”), of Sunrise Communications AG (the “Registrant”) are not currently traded on a securities exchange or over-the-counter and there is no proposed maximum offering price per Class A common share, the proposed maximum aggregate offering price was determined by multiplying the number of Class A common shares being registered hereby by $41.12, which is the per share book value of such shares as of September 30, 2024, translated from CHF using the exchange rate of 1.184203, as of the same date.

(2)

Represents the maximum number of Class A common shares issuable pursuant to the Remuneration Regulations of the Board of Directors of the Registrant, Opfikon (the “Plan”). Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers, in addition to the number of Class A common shares stated above, an indeterminate number of Class A common shares that may be issued pursuant to the Plan after the operation of any anti-dilution and other provisions of the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. Given that the Class B share with privileged voting rights (Stimmrechtsaktien) of the Registrant, par value CHF 0.10 per share (“Class B share”), are not currently traded on a securities exchange or over-the-counter and there is no proposed maximum offering price per Class B share, the proposed maximum aggregate offering price was determined by multiplying the number of Class B shares being registered hereby by $41.12, which is the per share book value of such shares as of September 30, 2024, translated from CHF using the exchange rate of 1.184203, as of the same date.

(4)

Represents the maximum number of Class B shares issuable pursuant to the Plan. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers, in addition to the number of Class B shares stated above, an indeterminate number of Class B shares that may be issued pursuant to the Plan after the operation of any anti-dilution and other provisions of the Plan.